Exhibit 10.41

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

EFFECTIVE DATE:             December 14, 2006

PARTIES:

Christopher & Banks Corporation	(“Corporation”)

Matthew Dillon	(“Executive”)

WHEREAS, the Corporation and Executive are parties to an existing Executive Employment Agreement dated June 12, 2006 (hereinafter referred to as “Executive Employment Agreement”); and

WHEREAS, the Corporation and Executive desire to amend the Executive Employment Agreement in certain respects.

NOW, THEREFORE, the Corporation and Executive agree that as of the Effective Date written above the following amendments shall be made a part of the Executive Employment Agreement:

1.                                       Section 1.1 of the Executive Employment Agreement is deleted in its entirety and replaced with the following new
Section 1.1:

1.1          The Corporation hereby employs Executive, and Executive agrees to be employed by the Corporation as President and Chief Merchandising Officer through December 31, 2006.  Effective January 1, 2007, Executive will assume the position of President and Chief Executive Officer.  The appointment of Executive to the position of President and CEO will not require further Board approval.  Upon his appointment to the position of President and CEO, Executive agrees to perform such duties as are customarily incident to the positions of President and CEO and are assigned to him from time to time by the Board of Directors of the Corporation.  Concurrently with Executive’s appointment as President and CEO of the Corporation, Executive will be appointed to the Board of Directors of the Corporation to serve until his successor is appointed or shall have been elected.  However, in the event that Executive is terminated or elects to resign as an employee of the Corporation, Executive agrees to submit his resignation as a director of the Corporation effective concurrently with the effective date of his termination or resignation as an employee of the Corporation.

2.                                       Section 2.1 of the Executive Employment Agreement is deleted in its entirety and replaced with the following new
Section 2.1:

1

2.1          The term of this Agreement shall be the period commencing on June 12, 2006 and ending on February 28, 2010, unless sooner terminated as hereinafter provided in Article 13.  The term of this Agreement will continue on a year-to-year basis after February 28, 2010 unless either party gives written notice of non-renewal of this Agreement to the other party at least 90 days prior to the end of the term ending February 28, 2010 or any one-year extension. The severance payments described in Section 13.1 of this Agreement shall not apply in the event of non-renewal of this Agreement.

3.                                       Section 3.1 of the Executive Employment Agreement is deleted in its entirety and replaced with the following new
Section 3.1:

3.1          Executive agrees to devote his full time and effort, to the best of his ability, to carry out his duties as an Executive of the Corporation for the profit, benefit and advantage of the business of the Corporation.  Through December 31, 2006, Executive shall report directly to the Chief Executive Officer of the Corporation.  Beginning January 1, 2007, Executive shall report directly to the Board of Directors.

4.                                       Section 4.1 of the Executive Employment Agreement is deleted in its entirety and replaced with the following new
Section 4.1:

4.1          Until December 31, 2006, Executive’s base salary will continue to be $475,000.  Effective January 1, 2007, and upon the Executive’s appointment as President and CEO of the Corporation, the Corporation agrees to pay Executive an annual base salary of $775,000, less required and authorized deductions and withholding.  For fiscal 2008 and for each fiscal year thereafter, Executive’s base salary shall be reviewed and increases, if any, shall be awarded to Executive by the Board of Directors in its sole discretion, but the base salary shall not be reduced from that of the prior fiscal year.  Executive’s base salary shall be payable at the same intervals as the Corporation pays other executives.

This Amendment shall be attached to and be a part of the Executive Employment Agreement between Christopher & Banks Corporation and Matthew Dillon.

Except as set forth herein, the Executive Employment Agreement shall remain in full force without modification.

In consideration of the mutual covenants contained herein, the parties have executed this Amendment effective as of the date and year above written.

CHRISTOPHER & BANKS CORPORATION		MATTHEW DILLON

	/s/ Larry C. Barenbaum	/s/ Matthew Dillon
By:	Larry C. Barenbaum	Matthew Dillon
Its:	Chairman